UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 15, 2017 (December 11, 2017)

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.  Other Events.

On December 11, 2017, Exeter Street Holdings Sdn. Bhd., a Malaysia corporation (the “Seller”), and Laureate Education Asia Limited, a Hong Kong corporation (the “Guarantor”), both of which are indirect wholly owned subsidiaries of Laureate Education, Inc. (the “Company”), entered into a Share Sale & Purchase Agreement (the “Agreement”) with Comprehensive Education Pte. Ltd., a Singapore corporation (the “Purchaser”) that is an affiliate of Affinity Equity Partners, a private equity firm based in Hong Kong.   Pursuant to the Agreement, the Purchaser will purchase from the Seller all of the issued and outstanding shares in the capital of Inti Education Holdings Sdn. Bhd., a Malaysia corporation (“Inti Holdings”), and the Guarantor will guarantee certain obligations of the Seller.  Inti Holdings is the indirect owner of INTI University and Colleges, a higher education institution with five campuses in Malaysia (“INTI”).  In connection with the Agreement, the Seller entered into a separate agreement with the current minority owner of the equity of Inti Holdings relating to the purchase by the Seller of the minority owner’s 10.10% interest in Inti Holdings, the closing of which is a precondition to the closing of the transactions under the Agreement.

The total purchase price, including the payment to the current minority owner, will be US$180.0 million. The net transaction value to the Company under the Agreement will be US$161.8 million, subject to customary closing adjustments, and the parties expect that the transaction will close by the end of the second quarter of 2018, subject to customary closing conditions.   For the 12-month period ended September 30, 2017, INTI had $69.3 million in revenue, $8.5 million in operating income and $3.9 million in depreciation and amortization and as of September 30, 2017 had approximately 16,500 students.

Forward-Looking Statements

This Current Report on Form 8-K includes certain disclosures which contain “forward-looking statements” within the meaning of the U.S. federal securities laws, which involve risks and uncertainties.  You can identify forward-looking statements because they contain words such as “expect” or similar expressions that concern the Company’s strategy, plans or intentions.  Any statements we make relating to the closing date of the transaction described herein is a forward-looking statement.  Forward-looking statements are based on the Company’s current expectations and assumptions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.  Important factors that could cause actual results to differ materially from the Company’s expectations are set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 under the caption “Risk Factors.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

	By:	/s/ Eilif Serck-Hanssen
Eilif Serck-Hanssen
President, Chief Financial Officer and Chief Administrative Officer

Date: December 15, 2017

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